Exhibit 10.2

PC CONNECTION, INC.

Stock Equivalent Unit Agreement

Granted Under the Amended and Restated 2007 Stock Incentive Plan

AGREEMENT made this [        ] day of [            ], between PC Connection, Inc., a Delaware corporation (the “Company”), and [insert name of Recipient] (the “Recipient”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. Issuance of Stock Equivalent Units.

In consideration of services rendered to the Company by the Recipient, the Company shall issue to the Recipient, subject to the terms and conditions set forth in this Agreement and in the Company’s Amended and Restated 2007 Stock Incentive Plan, as amended (the “Plan”), [insert number of units granted] stock equivalent units (each an “SEU” and together the “SEUs”), each representing the right to receive a cash amount (the “Cash Amount”) equal to the Fair Market Value (as defined below) of one share of common stock, $0.01 par value, of the Company (“Common Stock”) upon satisfaction of the vesting conditions set forth in Section 2, such Fair Market Value to be determined on the date such vesting conditions are satisfied. For the purposes herein, “Fair Market Value” shall mean the last reported sale price of the Common Stock of the Company on the NASDAQ Global Select Market on such vesting date, or if such vesting date is not a NASDAQ Global Select Market trading day, then on the trading day immediately preceding such vesting date. The Recipient agrees that the SEUs shall be subject to the vesting and forfeiture provisions set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 3 of this Agreement.

2. Vesting.

(a) The SEUs shall vest in accordance with the vesting schedule in Schedule A attached hereto. Any fractional amounts resulting from the application of the foregoing percentages shall be rounded down to the nearest cent. In the event that the Recipient ceases to be employed or engaged by the Company for any reason or no reason, with or without cause, prior to a vesting date, no further SEUs shall vest and the unvested SEUs shall be automatically and immediately forfeited to the Company, without the payment of any consideration to the Recipient, effective as of such termination of employment or engagement. The Recipient shall have no further rights with respect to any SEUs that are so forfeited.

(b) If the Recipient is employed or engaged by a subsidiary of the Company, any references in this Agreement to employment with or engagement by the Company shall instead be deemed to refer to employment with or engagement by such subsidiary.

3. Restrictions on Transfer.

The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any SEUs, or any interest therein, until such SEUs have vested and any additional restrictions on the sale of such SEUs set forth in this agreement have expired or been released, except that the Recipient may transfer such SEUs to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Compensation Committee (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Recipient and/or Approved Relatives, provided that such SEUs shall remain subject to this Agreement (including, without limitation, the vesting and forfeiture provisions set forth in Section 2 and the restrictions on transfer set forth in this Section 3) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(b) The Company shall not be required (i) to transfer on its books any of the SEUs which have been transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such SEUs any transferee to whom such SEUs have been transferred in violation of any of the provisions of this Agreement.

4. Distribution of Cash Amount.

(a) Subject to Section 2 of this Agreement, the Company will distribute to the Recipient, as soon as administratively practical after the vesting date, the Cash Amount represented by the SEUs that vested on such vesting date.

(b) The Company shall not be obligated to issue to the Recipient the Cash Amount upon vesting of any SEU (or otherwise) unless the delivery of such Cash Amount shall comply with all relevant provisions of law and other legal requirements.

5. Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Recipient with this Agreement.

6. Withholding Taxes; No Section 83(b) Election.

(a) The Recipient acknowledges and agrees that the Company has the right to and shall deduct from payments of any kind otherwise due to the Recipient, including from any Cash Amount that may become payable hereunder, any federal, state or local taxes of any kind required by law to be withheld with respect to the grant or vesting of the SEUs, the delivery of the Cash Amount to the Recipient upon vesting of the SEUs or otherwise with respect to this Award. The retention of such withholding taxes from the Cash Amount by the Company shall happen automatically, without any action required on the part of the Recipient, and the Company is hereby authorized to take such actions as are necessary to effect such retention.

(b) The Recipient has reviewed with the Recipient’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Recipient understands an election under Section 83(b) of the U.S. Internal Revenue Code is not available with respect to the SEUs.

7. Miscellaneous.

(a) No Rights to Employment or Engagement. The Recipient acknowledges and agrees that the vesting of the SEUs pursuant to Section 2 hereof is earned only by continuing service at the will of the Company (not through the act of being hired or being issued SEUs hereunder). The Recipient further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant or otherwise for the vesting period, for any period, or at all.

(b) No Voting Rights. The Recipient acknowledges and agrees that he or she has no voting rights with respect to any SEUs.

(c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Recipient and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 7(f).

(g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Recipient.

(j) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(k) Recipient’s Acknowledgments. The Recipient acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Recipient’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PC CONNECTION, INC

By:
[insert name of approver]

Accepted and Agreed

[insert name of recipient]

Schedule A

Granted	X,XXX	Units, each vest as follows:
Vesting Schedule	XXX	on	MM/DD/YYYY
	XXX	on	MM/DD/YYYY
	XXX	on	MM/DD/YYYY
	XXX	on	MM/DD/YYYY
Expiration Date:			MM/DD/YYYY